EXHIBIT A

              AGREEMENT TO FILE JOINT SCHEDULE 13D/A


     We agree, in accordance with SEC Rule 13d-1(f)(1)(iii), that the Amendment No. 5 to Schedule 13D, to which this agreement is attached as an exhibit, is filed on behalf of each of us.


June 8, 2001                        /s/ Arthur W. Skotdal
                                    _______________________________________
                                    Arthur W. Skotdal

June 8, 2001                        Skotdal Quality Investments, L.L.C.

                                       /s/ Arthur W. Skotdal
                                    by ____________________________________
                                       Arthur W. Skotdal, Manager

June 8, 2001                        /s/ Craig G. Skotdal
                                    _______________________________________
                                    Craig G. Skotdal as Attorney-in-Fact
                                    for Andrew P. Skotdal

June 8, 2001                        /s/ Craig G. Skotdal
                                    _______________________________________
                                    Craig G. Skotdal


June 8, 2001                        Skotdal Brothers, L.L.C.

                                       /s/ Craig G. Skotdal
                                    by ____________________________________
                                       Craig G. Skotdal, Manager